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                                                                    Exhibit 99.3











           [FORM OF] ADMINISTRATION AGREEMENT dated as of _______ 1, 1999 among NELLIE MAE STUDENT LOAN TRUST 1999-A, a Delaware trust (the "ISSUER"), NELLIE MAE EDUCATION LOAN CORPORATION, a Delaware non-profit corporation, as administrator (the
           "ADMINISTRATOR"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts banking corporation, not in its individual capacity but solely as Indenture Trustee (the "INDENTURE TRUSTEE").

                               W I T N E S S E T H

                  WHEREAS the Issuer was formed pursuant to the Trust Agreement dated as of ______ 1, 1999 (the "TRUST AGREEMENT") among Nellie Mae Education Loan Corporation, as depositor, Nellie Mae Funding, LLC and The First National Bank of Chicago, as eligible lender trustee (the "ELIGIBLE LENDER TRUSTEE"), and is issuing the Class A-1 Floating Rate Asset-Backed Notes (the "CLASS A-1 NOTES") and the Class A-2 Floating Rate Asset-Backed Notes (the "CLASS A-2 NOTES," and together with the Class A-1 Notes, the "NOTES") pursuant to the Indenture dated as of _______ 1, 1999 (the "INDENTURE") between the Issuer and the Indenture Trustee, and is issuing the Floating Rate Asset-Backed Certificates (the "CERTIFICATES") pursuant to the Trust Agreement (capitalized terms used herein and not defined herein shall have the meanings assigned to them in Appendix A hereto, which also contains rules of usage and construction that shall be applicable herein); and

                  WHEREAS the Issuer has entered into certain agreements in connection with the issuance of the Notes and the Certificates, including the Loan Sale Agreement, the Master Servicing Agreement, the Note Depository Agreement, the Certificate Depository Agreement, the Guarantee Agreements, the Trust Agreement and the Indenture (all such agreements being collectively referred to herein as the "RELATED AGREEMENTS"); and

                  WHEREAS, pursuant to the Related Agreements, the Issuer and the Eligible Lender Trustee are required to perform certain duties in connection with (a) the Notes and the Collateral therefor pledged pursuant to the Indenture and (b) the Certificates; and

                  WHEREAS the Issuer and the Eligible Lender Trustee desire to have the Administrator perform certain of the duties of the Issuer and the Eligible Lender Trustee referred to in the preceding clause, and to provide such additional services consistent with the terms of


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this Agreement and the Related Agreements as the Issuer and the Eligible Lender
Trustee may from time to time request; and

                  WHEREAS the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer and the Eligible Lender Trustee on the terms set forth herein;

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                  1. REPRESENTATIONS OF THE ADMINISTRATOR. The Administrator makes the following representations on which the Issuer and the Eligible Lender Trustee are deemed to have relied. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date in the case of the Initial Trust Loans, as of the applicable Transfer Date in the case of the Serial Loans and as of the relevant date of assignment in the case of any Qualified Substitute Student Loan, but shall survive the sale of the Trust Loans to the Eligible Lender Trustee on behalf of the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

                  (a) ORGANIZATION AND GOOD STANDING. The Administrator is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted.

                  (b) POWER AND AUTHORITY OF THE ADMINISTRATOR. The Administrator has the corporate power and authority to execute and deliver this Agreement and to carry out its terms, and the execution, delivery and performance of this Agreement have been duly authorized by the Administrator by all necessary corporate action.

                  (c) BINDING OBLIGATION. This Agreement constitutes a legal, valid and binding obligation of the Administrator, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws relating to creditors' rights generally and subject to general principles of equity.

                  (d) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof or thereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under, the certificate of incorporation or by-laws of the Administrator, or any indenture, agreement or other instrument to which the Administrator is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument; nor violate any law or, to the knowledge of the Administrator, any order, rule or regulation applicable to the Administrator of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Administrator or its properties. The consummation by the Administrator of the transactions contemplated by this Agreement will



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not result in the loss of any Guarantee Payments by the Trust or any reinsurance payments with respect to any Trust Loan.

                  (e) NO PROCEEDINGS. There are no proceedings or investigations pending against the Administrator or, to its best knowledge, threatened against it, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Administrator or its properties: (i) asserting the invalidity of this Agreement, the Indenture or any of the other Related Agreements, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Related Agreements, (iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the performance by the Administrator of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Related Agreements, the Notes or the Certificates or (iv) seeking to affect adversely the federal or state income tax attributes of the Issuer, the Notes or the Certificates.

                  (f) ALL CONSENTS. All authorizations, consents, licenses, orders or approvals of or registrations or declarations with any court, regulatory body, administrative agency or other government instrumentality required to be obtained, effected or given by the Administrator in connection with the execution and delivery by the Administrator of this Agreement and the performance by the Administrator of the transactions contemplated by this Agreement have in each case been duly obtained, effected or given and are in full force and effect.

                  2. DUTIES OF THE ADMINISTRATOR.

                  (a) DUTIES WITH RESPECT TO THE BASIC DOCUMENTS. The Administrator shall perform all its duties as Administrator and the duties of the Issuer under the Basic Documents. In addition, the Administrator shall consult with the Eligible Lender Trustee as the Administrator deems appropriate regarding the duties of the Issuer under the Basic Documents. The Administrator shall monitor the performance of the Issuer and shall advise the Eligible Lender Trustee when action is necessary to comply with the Issuer's duties under the Basic Documents. The Administrator shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Basic Documents. In furtherance of the foregoing, the Administrator shall take all appropriate action that is the duty of the Issuer to take pursuant to the Indenture, including such of the foregoing as are required with respect to the following matters (references below in this subsection (a) being to sections of the Indenture):

                  (A) the duty to cause the Note Registrar to keep the Note Register and to give the Indenture Trustee prompt notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section 2.04);

                  (B) the fixing or causing to be fixed of any specified record date and the timely notification of the Indenture Trustee and Noteholders with respect to special payment dates, if any (Section 2.07(c));



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                  (C) the preparation of or obtaining of the documents and
         instruments required for authentication of the Notes and delivery of the same to the Indenture Trustee (Section 2.02);

                  (D) the preparation, obtaining or filing of the instruments, opinions and certificates and other documents required for the release of collateral (Section 2.09);

                  (E) [reserved];

                  (F) the duty to cause the Note Registrar to maintain on behalf of the Issuer an office in the Borough of Manhattan, The City of New York, for registration of transfer or exchange of the Notes (Section 3.02);

                  (G) the duty to cause newly appointed Paying Agents, if any, to deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust (Section 3.03);

                  (H) the direction to the Paying Agents to deposit moneys with the Indenture Trustee (Section 3.03);

                  (I) the obtaining and preservation of the Issuer's qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Collateral and each other instrument and agreement included in the Indenture Trust Estate (Section 3.04);

                  (J) the preparation of all supplements, amendments, financing statements, continuation statements, instruments of further assurance and other instruments, in accordance with Section 3.05 of the Indenture, necessary to protect the Indenture Trust Estate (Section 3.05);

                  (K) the delivery by the Issuer of the Opinion of Counsel on the Closing Date and the annual delivery of Opinions of Counsel, in accordance with Section 3.06 of the Indenture, as to the Indenture Trust Estate, and the annual delivery of the Officers' Certificate of the Issuer and certain other statements, in accordance with Section
         3.09 of the Indenture, as to compliance with the Indenture (Sections
         3.06 and 3.09);

                  (L) the identification to the Indenture Trustee in an Officers' Certificate of the Issuer of a Person with whom the Issuer has contracted to perform its duties under the Indenture (Section 3.07(b));

                  (M) the notification of the Indenture Trustee and the Rating Agencies of any Master Servicer Default pursuant to the Master Servicing Agreement and, if such Master Servicer Default arises from the failure of the Master Servicer to perform any of its duties under the Master Servicing Agreement, the taking of all reasonable steps available to remedy such failure (Section 3.07(d));

                  (N) the preparation and obtaining of documents and instruments required for the release of the Issuer from its obligations under the Indenture (Section 3.10);



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                  (O) the prompt delivery of notice to the Indenture Trustee and the Rating Agencies of each Event of Default, any Default under Section 5.01(iii) of the Indenture and each default by the Master Servicer under the Master Servicing Agreement or by the Seller under the Loan Sale Agreement (Section 3.18);

                  (P) the monitoring of the Issuer's obligations as to the satisfaction and discharge of the Indenture and the preparation of an Officers' Certificate of the Issuer and the obtaining of the Opinion of Counsel and the Independent Certificate relating thereto (Section 4.01);

                  (Q) the compliance with any written directive of the Indenture Trustee with respect to the sale of the Indenture Trust Estate in a commercially reasonable manner if an Event of Default shall have occurred and be continuing (Section 5.04);

                  (R) the preparation of any written instruments required to confirm more fully the authority of any co-trustee or separate trustee and any written instruments necessary in connection with the resignation or removal of any co-trustee or separate trustee (Sections
         6.08 and 6.10);

                  (S) the furnishing of the Indenture Trustee with the names and addresses of Noteholders during any period when the Indenture Trustee is not the Note Registrar (Section 7.01);

                  (T) the preparation and, after execution by the Issuer, the filing with the Commission, any applicable State agencies and the Indenture Trustee of documents required to be filed on a periodic basis with, and summaries thereof as may be required by rules and regulations prescribed by, the Commission and any applicable State agencies and the transmission of such summaries to the Noteholders (Section 7.03);

                  (U) the opening of one or more accounts in the Issuer's name, the preparation of Issuer Orders, Officers' Certificates of the Issuer and Opinions of Counsel and all other actions necessary with respect to investment and reinvestment of funds in the Trust Accounts (Sections
         8.02 and 8.03);

                  (V) the preparation of an Issuer Request and Officers' Certificate of the Issuer and the obtaining of an Opinion of Counsel and Independent Certificates, if necessary, for the release of the Indenture Trust Estate (Sections 8.04 and 8.05);

                  (W) the preparation of Issuer Orders and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures and the mailing to the Noteholders and each Rating Agency of notices with respect to such supplemental indentures (Sections 9.01, 9.02 and 9.03);

                  (X) the preparation of or obtaining of the documents and instruments required for the execution and authentication of new Notes conforming to any supplemental indenture and the delivery of the same to the Eligible Lender Trustee and the Indenture Trustee, respectively (Section 9.06);



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                  (Y) the notification to Noteholders of redemption of the Notes or the duty to cause the Indenture Trustee to provide such notification (Section 10.02);

                  (Z) the preparation of all Officers' Certificates of the Issuer, Opinions of Counsel and Independent Certificates with respect to any requests by the Issuer to the Indenture Trustee to take any action under the Indenture (Section 11.01(a));

                  (AA) the preparation and delivery of Officers' Certificates of the Issuer and the obtaining of Independent Certificates, if necessary, for the release of property from the lien of the Indenture (Section 11.01(b));

                  (AB) the preparation and timely delivery to Noteholders and the Indenture Trustee of any agreements with respect to alternate payment and notice provisions (Section 11.06);

                  (AC) the recording of the Indenture, if applicable (Section 11.15);

                  (AD) the duty to obtain a new Master Servicer as Successor Master Servicer, and to enter into an agreement with such Successor Master Servicer (Section 3.07(e));

                  (AE) the notification of the termination of the Master Servicer and the appointment of a Successor Master Servicer (Section 3.07(f)); and

                  (AF) the duty to cause the Master Servicer to comply with the Master Servicing Agreement (Section 3.14).

                  The Administrator shall provide to the Eligible Lender Trustee
(i) a list of jurisdictions in which the Issuer is required to be licensed and
(ii) any other information necessary for the Eligible Lender Trustee to fulfill its obligations under Section 7.08 of the Trust Agreement.

                  (b) DUTIES WITH RESPECT TO THE ISSUER.

                  (i) In addition to the duties of the Administrator set forth above and in the other Related Agreements, the Administrator shall perform such calculations and shall prepare for execution by the Issuer or the Eligible Lender Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Eligible Lender Trustee to prepare, file or deliver pursuant to the Related Agreements, and at the request of the Eligible Lender Trustee shall take all appropriate action that it is the duty of the Issuer to take pursuant to the Related Agreements. In furtherance thereof, the Eligible Lender Trustee shall, on behalf of itself and of the Issuer, execute and deliver to the Administrator and to each successor Administrator appointed pursuant to the terms hereof, one or more powers of attorney substantially in the form of Exhibit A hereto, appointing the Administrator the attorney-in-fact of the Eligible Lender Trustee and the Issuer for the purpose of executing on behalf of the Eligible Lender Trustee and the Issuer all such documents, reports, filings, instruments, certificates and opinions. Subject to
Section 9 of this Agreement, and in accordance with the directions of the Eligible Lender Trustee, the Administrator shall administer, perform or supervise the performance of such other activities in



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connection with the Collateral (including the Related Agreements) as are not covered by any of the foregoing provisions and as are expressly requested by the Eligible Lender Trustee and are reasonably within the capability of the Administrator.

                  (ii) Notwithstanding anything in this Agreement or the Related Agreements to the contrary, the Administrator shall deliver to the Eligible Lender Trustee, the Indenture Trustee, the Rating Agencies and (if the Seller is not the Administrator) the Seller, an Officers' Certificate of the Administrator containing all the information necessary:

                  (A) to pay the Department any Monthly Rebate Fees due and payable to the Department, which Officer's Certificate shall be delivered on that date that is three Business Days prior to the date such fees are to be remitted to the Department;

                  (B) on each Transfer Date, to calculate the Purchase Collateral Balance for Serial Loans purchased on such date, which Officers' Certificate, in each case, shall be delivered on the Business Day preceding such Transfer Date;

                  (C) to pay the Master Servicer the Servicing Fee due on each Monthly Payment Date and each Quarterly Payment Date pursuant to
         Section 2(d)(iii)(A), 2(d)(iv)(A) and 2(e)(iv)(A), which Officers' Certificate shall be delivered on the each Determination Date; and

                  (D) to make all the distributions required by Sections 2(d) and 2(e) for the Monthly Collection Period or Collection Period, as the case may be, preceding the date of such Officers' Certificate, which Officers' Certificate shall be delivered on each Determination Date.

                  (iii) [Reserved.]

                  (iv) Notwithstanding anything in this Agreement or the Related Agreements to the contrary, the Administrator shall be responsible for performance of the duties of the Eligible Lender Trustee set forth in Section
5.04 of the Trust Agreement with respect to, among other things, any tax information or accounting report required to be distributed to Note Owners and Certificate Owners.

                  (v) [Reserved.]

                  (vi) The Administrator shall perform the duties of the Administrator specified in Sections 10.02 and 10.03 of the Trust Agreement required to be performed in connection with the resignation or removal of the Eligible Lender Trustee and the appointment of a successor Eligible Lender Trustee, and any other duties expressly required to be performed by the Administrator under the Trust Agreement and the other Related Agreements, including those under Sections 6.07 and 6.08 of the Indenture.

                  (vii) As described in Article IX of the Trust Agreement, notice of any termination of the Trust shall be given by the Administrator to the Eligible Lender Trustee and the Indenture Trustee as soon as practicable after the Administrator has received notice thereof.



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                  (viii) In carrying out the foregoing duties or any of its
other obligations under this Agreement, the Administrator may enter into transactions with or otherwise deal with any of its Affiliates; PROVIDED, HOWEVER, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Administrator's opinion, no less favorable to the Issuer, the Noteholders and the Certificateholders than would be available from unaffiliated parties.

                  (c) ESTABLISHMENT AND MAINTENANCE OF TRUST ACCOUNTS.

                  (i) The Administrator, for the benefit of the Issuer, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "COLLECTION ACCOUNT"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Indenture Trustee, on behalf of the Securityholders. The Collection Account will initially be established as a segregated trust account in the name of the Indenture Trustee with the corporate trust department of State Street Bank and Trust Company.

                  (ii) The Administrator, for the benefit of the Issuer, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "RESERVE ACCOUNT"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Indenture Trustee, on behalf of the Securityholders. The Reserve Account will initially be established as a segregated trust account in the name of the Indenture Trustee with the corporate trust department of State Street Bank and Trust Company.

                  (iii) [Reserved]

                  (iv) [Reserved]

                  (v) Funds on deposit in the Collection Account and the Reserve Account (collectively, the "TRUST ACCOUNTS") shall be invested by the Indenture Trustee (or any custodian or designated agent with respect to any amounts on deposit in such accounts) in Eligible Investments pursuant to written instructions by the Administrator; PROVIDED, HOWEVER, that it is understood and agreed that the Indenture Trustee shall not be liable for any loss arising from such investment in Eligible Investments. All such Eligible Investments shall be held by (or by any custodian on behalf of) the Indenture Trustee for the benefit of the Issuer; PROVIDED, HOWEVER, that on the Business Day preceding each Monthly Payment Date all interest and other investment income (net of losses and investment expenses) on funds on deposit therein shall be deposited into the Collection Account and shall be deemed to constitute a portion of the Monthly Available Funds for each Monthly Payment Date that is not a Quarterly Payment Date, and a portion of the Available Funds for each Quarterly Payment Date. Other than as permitted in writing by the Rating Agencies, funds on deposit in the Trust Accounts shall be invested in Eligible Investments that will mature so that funds sufficient to pay the Servicing Fee and the Administration Fee will be available in the Collection Account on the Business Day preceding each Monthly Payment Date that is not a Quarterly Payment Date.

                  (vi) (A) The Indenture Trustee, on behalf the Securityholders, shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon) and all such



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                  funds, investments, proceeds and income shall be part of the
                  Trust Estate. The Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Securityholders. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Indenture Trustee (or the Administrator on its behalf) agrees, by its acceptance hereof, that it shall within ten Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account. In connection with the foregoing, the Administrator agrees that, in the event that any of the Trust Accounts are not accounts with the Indenture Trustee, the Administrator shall notify the Indenture Trustee in writing promptly upon any of such Trust Accounts ceasing to be an Eligible Deposit Account.

                  (B) With respect to the Trust Account Property, the Indenture Trustee agrees, by its acceptance hereof, that:

                           (1) any Trust Account Property that is held in deposit accounts shall be held solely in Eligible Deposit Accounts, subject to the next to the last sentence of Section 2(c)
                                    (vi) (A) above; and each such Eligible
                                    Deposit Account shall be subject to the
                                    exclusive custody and control of the
                                    Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto;

                           (2) any Trust Account Property that constitutes Physical Property shall be Delivered to the Indenture Trustee in accordance with paragraph (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Indenture Trustee or a "securities intermediary" (as such term is defined in Section 8-103(a)(14) of the UCC) acting solely for the Indenture Trustee;

                           (3) any Trust Account Property that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations shall be Delivered in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph; and

                           (4) any Trust Account Property that is an "uncertificated security" (as such term is defined in Section 8-103(a)(18) of the UCC) and that is not governed by Section 2(c)(B)(3) above shall be Delivered to the Indenture Trustee in accordance with paragraph (c) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued registration of the Indenture Trustee's (or its nominee's) ownership of such security.



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


                  (C) The Administrator shall have the power, revocable by the Indenture Trustee or by the Eligible Lender Trustee with the consent of the Indenture Trustee, for cause or upon the occurrence and during the continuance of an Administrator Default, to instruct the Indenture Trustee to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Master Servicer or the Eligible Lender Trustee to carry out their respective duties under the Master Servicing Agreement and the Trust Agreement, permitting the Indenture Trustee to carry out its duties under the Indenture and withdrawing any amounts deposited in error into such accounts.

                  (vii) On each Determination Date, the Administrator shall calculate all amounts required to be deposited in the Collection Account and the Reserve Account and the amounts to be distributed therefrom on the related Monthly Payment Date, Quarterly Payment Date or other dates from which amounts therein are to be distributed.

                  (d) WITHDRAWALS FROM THE COLLECTION ACCOUNT. The Administrator shall instruct the Indenture Trustee (based, in the case of clauses (ii) and (iii) of this Section 2(d), on the information contained in the Master Servicer's report delivered with respect to the applicable Determination Date pursuant to Section 3.07 of the Master Servicing Agreement) to make withdrawals from amounts deposited in the Collection Account at the following times and for the following purposes, and the Indenture Trustee shall comply with such instructions:

                  (i) from time to time during each Collection Period to pay the Department any Monthly Rebate Fees due and payable to the Department;

                  (ii) on each Transfer Date to pay to the Seller, pursuant to
Section 2.02 of the Loan Sale Agreement, the aggregate Purchase Collateral Balance for Serial Loans purchased by the Eligible Lender Trustee on behalf of the Issuer on such date; PROVIDED , HOWEVER, that the amount paid to the Seller for the purchase of Serial Loans on such Transfer Date plus the amount of funds remitted for the purchase of Serial Loans on each Transfer Date since the preceding Quarterly Payment Date shall not exceed the Net Principal Cash Flow Amount for such Transfer Date; and PROVIDED, FURTHER, that any Purchase Premium Amounts for Serial Loans shall be paid only out of Reserve Account Excess as set forth in Section 2(e)(ii) below;

                  (iii) on each Monthly Payment Date that is not a Quarterly Payment Date, to make the following deposits and distributions to the Persons specified below by 11:00 a.m. (New York time), to the extent of Monthly Available Funds for such Monthly Payment Date in the Collection Account, in the following order of priority:

                           (A) to the Master Servicer, the Servicing Fee with
                  respect to the preceding calendar month and all unpaid Servicing Fees from prior months; and

                           (B) to the Administrator, from the amount of the
                  Monthly Available Funds remaining after the application of clause (A), the Administration Fee with respect to the preceding calendar month and all unpaid Administration Fees from prior months;

                  (iv) on each Quarterly Payment Date, to make the following deposits and distributions to the Persons or the account specified below by 11:00 a.m. (New York time), to the extent of Available Funds for such Quarterly Payment Date in the Collection Account, in the following order of priority:

                           (A) to the Master Servicer, the Servicing Fee with
                  respect to the preceding calendar month and all unpaid Servicing Fees from prior months;

                           (B) to the Administrator, from the amount of the
                  Available Funds remaining after the application of clause (A), the Administration Fee with respect to the preceding calendar month and all unpaid Administration Fees from prior months;

                           (C) to the Indenture Trustee for distribution
                  pursuant to Section 8.02(c) of the Indenture, in the following order of priority, from the amount of the Available Funds remaining after the application of subclauses (A) and (B): the Class A-1 Noteholders' Interest Distribution Amount and the Class A-2 Noteholders' Interest Distribution Amount with respect to such Quarterly Payment Date, PRO RATA, based on the ratio of each such amount to the total of such amounts;

                           (D) to the Eligible Lender Trustee for distribution
                  pursuant to Article V of the Trust Agreement, from the amount of Available Funds remaining after the application of subclauses (A), (B) and (C) above, the Certificateholders' Return Distribution Amount for such Quarterly Payment Date;

                           (E) to the Indenture Trustee for distribution
                  pursuant to Section 8.02(c) of the Indenture, from the amount of Available Funds remaining after the application of subclauses (A) through (D) above, the Noteholders' Principal Distribution Amount for such Quarterly Payment Date;

                           (F) to the Eligible Lender Trustee for distribution
                  pursuant to Article V of the Trust Agreement, from the amount of Available Funds remaining after application of subclauses
                  (A) through (E) above, the Certificateholders' Balance Distribution Amount for such Quarterly Payment Date; and

                           (G) to the Reserve Account, the amount of Available
                  Funds remaining after the application of subclauses (A) through (F) above.

                  Except in the case of amounts deposited into the Reserve Account pursuant to Section 2(d)(iv)(G) above, amounts properly calculated, reported and withdrawn from the Collection Account and properly distributed pursuant to this Section 2(d) in accordance with the terms hereof shall be deemed released from the Trust Estate and the security interest therein granted to the Indenture Trustee, and the Persons to whom such amounts are distributed shall in no event be required to refund any such distributed amounts.

                  (e) RESERVE ACCOUNT.

                  (i) The Issuer shall deposit the Reserve Account Initial Deposit into the Reserve Account as required by Section 2.01 of the Loan Sale Agreement.

                  (ii) With respect to any amount in the Reserve Account on any Quarterly Payment Date (after giving effect to all deposits thereto on such Quarterly Payment Date and to all withdrawals therefrom necessary to make the distributions required to be made from the Available Funds on such Quarterly Payment Date) in excess of the Specified Reserve Account Balance for such Quarterly Payment Date (the "RESERVE ACCOUNT EXCESS"), the Administrator shall instruct the Indenture Trustee to apply such Reserve Account Excess to the following (in the priority indicated): (A) to pay to the Seller any unpaid Purchase Premium Amounts for any Serial Loans purchased by the Issuer prior to the end of the related Collection Period; (B) if such Quarterly Payment Date is on or prior to the Parity Date, to pay to the Indenture Trustee for distribution to Noteholders pursuant to Section 8.02(d) of the Indenture an amount equal to the lesser of (x) the remaining amount of such excess and (y) the amount by which the sum of (1) the aggregate principal amount of the Notes and (2) the Certificate Balance of the Certificates, after giving effect to all other distributions in respect of principal of the Securities on such Quarterly Payment Date, exceeds the sum of (3) the Pool Balance as of the close of business on the last day of the related Collection Period and (4) the amount on deposit in the Reserve Account on such date; (C) to pay to the Indenture Trustee for distribution to Noteholders pursuant to Section 8.02(d) of the Indenture, out of the remaining amount of such excess, an amount equal to the aggregate unpaid Noteholders' Interest Basis Carryover for such Quarterly Payment Date;
(D) to pay to the Eligible Lender Trustee for distribution to the Certificateholders pursuant to Article V of the Trust Agreement the aggregate unpaid amount of any Certificateholders' Return Carryover for such Quarterly Payment Date; and (E) to release to the Company any remaining amount of such excess, after application of clauses (A) through (D) of this Section 2(e)(ii); PROVIDED, HOWEVER, that if and to the extent that (x) the amount of the Master Servicer's unpaid repurchase obligation pursuant to Section 3.05 of the Master Servicing Agreement exceeds $[500,000] as of the last day of the preceding Collection Period (and such Master Servicer has not been replaced by a Successor Master Servicer), or (y) the Department fails by the last day of such preceding Collection Period to satisfy its obligations to reimburse or replace a Federal Guarantor pursuant to the Higher Education Act, then any Reserve Fund Excess remaining on such Quarterly Payment Date for distribution to Company pursuant to the subclause (E) above shall not be so distributed and shall be retained in the Reserve Account for application in accordance with this Agreement. Amounts properly calculated, reported and distributed pursuant to this Section 2(e)(ii) shall be deemed released from the Trust Estate and the security interest therein granted to the Indenture Trustee, and the Seller and the Company shall in no event thereafter be required to refund any such distributed amounts.

                  (iii) Following the payment in full of the aggregate outstanding principal amount of the Notes, the Certificate Balance of the Certificates and of all other amounts owing or to be distributed hereunder, under the Indenture or under the Trust Agreement to Noteholders, Certificateholders, the Seller, the Master Servicer or the Administrator and the termination of the Trust (including any Noteholders' Interest Basis Carryover, Certificateholders' Return Carryover and unpaid Purchase Premium Amounts), any amount remaining on deposit in the Trust Accounts shall be distributed to the Company. The Company shall in no event be required to refund any amounts properly calculated, reported and distributed pursuant to this Section 2(e)(iii).

                  (iv) (A) In the event that the Servicing Fee for any Monthly Payment Date exceeds the amount distributed to the Master Servicer pursuant to Section 2(d)(iii)(A) or 2(d)(iv)(A) on such Monthly Payment Date, the Administrator shall instruct the Indenture Trustee to withdraw from the Reserve Account on each Monthly Payment Date an amount equal to such excess and to distribute such amount to the Master Servicer.

                           (B) In the event that the Administration Fee for any
                  Monthly Payment Date exceeds the amount distributed to the Administrator pursuant to Sections 2(d)(iii)(B) or 2(d)(iv)(B) on such Monthly Payment Date, the Administrator shall instruct the Indenture Trustee to withdraw from the Reserve Account on such Monthly Payment Date an amount equal to such excess, to the extent of funds available therein after giving effect to
                  Section 2(e)(iv)(A) above, and to distribute such amount to the Administrator.

                           (C) For any Quarterly Payment Date, in the event that
                  the sum of the Class A-1 Noteholders' Interest Distribution Amount, the Class A-2 Noteholders' Interest Distribution Amount, the Certificateholders' Return Distribution Amount, the Noteholders' Principal Distribution Amount and the Certificateholders' Balance Distribution Amount, each for such Quarterly Payment Date, exceeds the sum of the amounts distributed (x) to the Indenture Trustee for distribution to the Noteholders pursuant to Section 2(d)(iv)(C) and (E) on such Quarterly Payment Date (y) to the Certificate Paying Agent for distribution to the Certificateholders pursuant to
                  Section 2(d)(iv)(D) and (F) on such Quarterly Payment Date, the Administrator shall instruct the Indenture Trustee to withdraw from the Reserve Account on such Quarterly Payment Date an amount equal to such excess, to the extent of funds available therein after giving effect to Sections 2(e)(iv)(A) and (B) above, and to distribute such amount as required by
                  Section 2(d)(iii) on such Quarterly Payment Date.

                  (f) [Reserved].

                  (g) STATEMENTS TO SECURITYHOLDERS. On each Determination Date preceding a Quarterly Payment Date, the Administrator shall provide to the Indenture Trustee (with a copy to the Rating Agencies) for the Indenture Trustee to forward on such succeeding Quarterly Payment Date to each Noteholder of record, and to the Eligible Lender Trustee for the Eligible Lender Trustee to forward on each succeeding Quarterly Payment Date to each Certificateholder of record, a statement substantially in the form of Exhibit B setting forth at least the following information as to the Securities:

                           (A) the amount of such distribution allocable to principal of the Securities, the amount thereof distributable as principal of the Class A-1 Notes, the Class A-2 Notes and the Certificates, and the amount thereof attributable to the Class A-1 Noteholders' Principal Distribution Amount, the amount thereof attributable to the Class A-2 Noteholders' Principal Distribution Amount, the amount thereof attributable to the Certificate

                           Balance Distribution Amount and the amount thereof attributable to Reserve Account Excess;

                           (B) the amount of the distribution allocable on such Quarterly Payment Date to interest on the Class A-1 Notes;

                           (C) the amount of the distribution allocable on such Quarterly Payment Date to interest on the Class A-2 Notes;

                           (D) the amount of the distribution allocable on such Quarterly Payment Date to interest return on the Certificates;

                           (E) the amount, if any, of such distribution allocable to any Noteholders' Interest Basis Carryover and any Certificate Return Carryover, together with any remaining outstanding amount of each thereof;

                           (F) the Pool Balance as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported under clause (A) above;

                           (G) the aggregate outstanding principal amount of the Class A-1 Notes, the aggregate outstanding principal amount of the Class A-2 Notes, the Certificate Balance of the Certificates, the Class A-1 Note Pool Factor, the Class A-2 Note Pool Factor and the Certificate Pool Factor as of such Quarterly Payment Date, after giving effect to payments allocated to principal reported under clause (A) above;

                           (H) the Note Rate (as calculated by the Indenture Trustee) applicable with respect to each distribution referred to in clauses (B) and (C) above, indicating (in accordance with information supplied by the Indenture Trustee) whether such interest rate was calculated based on the Adjusted Student Loan Rate or based on the Note LIBOR Rate and specifying what each such Note Rate would have been using the alternate basis for such calculation;

                           (I) the Certificate Rate (as calculated by the Indenture Trustee if any Notes are then outstanding or by the Administrator if all the Notes have been retired) applicable with respect to the distribution referred to in clause (D) above, indicating (in accordance with information supplied) by the Indenture Trustee or the Eligible Lender Trustee, as applicable) whether such note was calculated based on the Adjusted Student Loan Rate or based on the Certificate LIBOR Rate and specifying what the Certificate Rate would have been using the alternate basis for such calculation;

                           (J) the amount of the Servicing Fee paid to the Master Servicer on such Quarterly Payment Date and on each Monthly Payment Date following the immediately preceding Quarterly Payment Date (including in such amount any previously unpaid Servicing Fees from prior periods that were paid on such date);

                           (K) the amount of the Administration Fee paid to the Administrator on such Quarterly Payment Date and on each Monthly Payment Date following the immediately preceding Quarterly Payment Date (including in such amount any previously unpaid Administration Fees from prior periods that were paid on such date);

                           (L) the amount of the aggregate Realized Losses, if any, for such Collection Period and the balance of the Trust Loans that are delinquent in each delinquency period as of the end of such Collection Period;

                           (M) the balance of the Reserve Account on such Quarterly Payment Date, after giving effect to changes therein on such Quarterly Payment Date and indicating whether on such Quarterly Payment Date or any Monthly Payment Date since the preceding Quarterly Payment Date any withdrawal was made therefrom pursuant to Section 2(e)(ii), the amount of each such withdrawal and the purpose(s) pursuant to
                           Section 2(e)(ii) for each such withdrawal;

                           (N) the principal balance and number of Serial Loans conveyed to the Issuer during the related Collection Period, the aggregate Loan Purchase Amounts thereof and the portion thereof attributable to Purchase Premium Amounts; and

                           (O) the number and principal balance of Trust Loans, as of the end of the related Collection Period, that are In-School, Grace, Repayment, Deferral or Forbearance Loans as of the end of the related Collection Period.

Each amount set forth pursuant to clauses (A), (B), (C), (D) and (E) above shall be expressed as a dollar amount per $1,000 of original principal amount of a Note or a Certificate, as applicable. A copy of the statements referred to above may be obtained by any Note Owner by a written request to the Indenture Trustee addressed to its Corporate Trust Office and by any Certificate Owner by an written request to the Eligible Lender Trustee addressed to its Corporate Trust Office.

                  (h) NON-MINISTERIAL MATTERS. With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action, the Administrator shall have notified the Eligible Lender Trustee of the proposed action and the Eligible Lender Trustee shall have consented to it. For the purpose of the preceding sentence, "non-ministerial matters" shall include, without limitation:

                  (A) the amendment of or any supplement to the Indenture;

                  (B) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Trust Loans);

                  (C) the amendment, change or modification of the Related Agreements;

                  (D) the appointment of successor Note Registrars, successor Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Administrators or Successor Master Servicers, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and

                  (E) the removal of the Indenture Trustee.

                  (i) INCENTIVE LOANS AND INCENTIVE INTEREST DEPOSITS. The Administrator may terminate or change the terms of any Incentive Program with respect to a Trust Loan in accordance with the terms of such program, provided such termination or change is not prohibited by the Higher Education Act, upon notice to the Eligible Lender Trustee, and the Indenture Trustee. Until the effective date of any termination, the Administrator shall be required to deposit into the Collection Account the Incentive Interest Deposit with respect to such Incentive Trust Loan as provided below. In the event that the Administrator fails to make such deposit, the terms of such Incentive Program shall be such that the Borrower shall be obligated to make such payment and such Incentive Program shall terminate as to the related loan.

                  The Administrator shall deposit or cause to be deposited into the Collection Account no later than the Determination Date succeeding each Monthly Collection Period and Collection Period the aggregate Incentive Interest Deposits with respect to Incentive Financed Student Loans in the Trust as of the last day of such Monthly Collection Period and Collection Period. Such deposits shall be considered deposits in respect of interest on such Incentive Trust Loans for all purposes of the Basic Documents and shall be deemed to have been deposited into the Collection Account for all such purposes as of such last date of such Monthly Collection Period.

                  3. ANNUAL STATEMENT AS TO COMPLIANCE. (a) The Administrator shall deliver to the Seller, the Eligible Lender Trustee and the Indenture Trustee on or before March 31 of each year beginning March 31, 2000, an Officers' Certificate of the Administrator dated as of December 31 of the preceding year, stating that (i) a review of the activities of the Administrator during the preceding 12-month period (or, in the case of the first such certificate, during the period from the Closing Date to December 31, 1999) and of its performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Administrator has fulfilled all its obligations under this Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof. The Indenture Trustee shall send a copy of each such Officer's Certificate and each report referred to in Section 4 to the Rating Agencies. A copy of such Officers' Certificate and each report referred to in
Section 4 may be obtained by (i) any Noteholder or Note Owner by a request in writing to the Indenture Trustee addressed to its Corporate Trust Office, together with evidence satisfactory to the Indenture Trustee that such Person is one of the foregoing parties, and (ii) any Certificateholder or Certificate Owner by request in writing to the Eligible Lender Trustee addressed to its Corporate Trust Office.

                 (b) The Administrator shall deliver to the Eligible Lender Trustee, the Indenture Trustee, the Master Servicer and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than two Business Days thereafter, written notice in an Officers' Certificate of the Administrator of any event which with the giving of notice or lapse of time, or both, would become an Administrator Default under Section 12 of this Agreement.

                  4. ANNUAL INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' REPORT. The Administrator shall cause a firm of independent certified public accountants, which may also render other services to the Administrator, to deliver to the Seller, the Eligible Lender Trustee and the Indenture Trustee on or before March 31 of each year beginning March 31, 2000, a report addressed to the Administrator and to the Seller, the Eligible Lender Trustee and the Indenture Trustee (which report may be combined with other reports required to be delivered by such accountants to the Administrator, the Eligible Lender Trustee and the Indenture Trustee under the Related Agreements), to the effect that such firm has examined certain documents and records relating to the administration of the Financed Student Loans and of the Trust during the preceding fiscal year ended December 31 (or, in the case of the first such report, during the period from the Closing Date to December 31, 1999) and that, on the basis of the accounting and auditing procedures considered appropriate under the circumstances, such firm is of the opinion that the administration of the Trust was conducted in compliance with the terms of this Agreement, except for (i) such exceptions as such firm shall believe to be immaterial and (ii) such other exceptions as shall be set forth in such report. The Indenture Trustee shall send a copy of each such report to the Rating Agencies.

                  Such report will also indicate that the firm is independent of the Administrator within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

                  5. ADMINISTRATOR EXPENSES. The Administrator shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Administrator and expenses incurred in connection with distributions and reports to the Securityholders.

                  6. RECORDS. The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer at any time during normal business hours.

                  7. COMPENSATION. As compensation for the performance of the Administrator's obligations under this Agreement and as reimbursement for its expenses related thereto, the Administrator shall be entitled to the Administration Fee payable monthly in arrears on each Monthly Payment Date which shall be solely an obligation of the Issuer and payable solely as provided herein.

                  8. ADDITIONAL INFORMATION TO BE FURNISHED TO THE ISSUER. The Administrator shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request.

                  9. INDEPENDENCE OF THE ADMINISTRATOR. For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Eligible Lender Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Administrator shall have no authority to act for or represent the Issuer or the Eligible Lender Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Eligible Lender Trustee.

                  10. NO JOINT VENTURE. Nothing contained in this Agreement (i) shall constitute the Administrator and either the Issuer or the Eligible Lender Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

                  11. OTHER ACTIVITIES OF ADMINISTRATOR. Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other Person even though such Person may engage in business activities similar to those of the Issuer, the Eligible Lender Trustee or the Indenture Trustee.

                  12. ADMINISTRATOR DEFAULT. If any one of the following events (an "ADMINISTRATOR DEFAULT") shall occur and be continuing:

                  (a) any failure by the Administrator to direct the Indenture Trustee to make any required distributions from any of the Trust Accounts, which failure continues unremedied for five Business Days after written notice of such failure is received by the Administrator from the Indenture Trustee or the Eligible Lender Trustee or after discovery of such failure by an officer of the Administrator; or

                  (b) any failure by the Administrator duly to observe or to perform in any material respect any other covenants or agreements of the Administrator set forth in this Agreement or any Related Agreements, which failure shall (i) materially and adversely affect the rights of Securityholders and (ii) continues unremedied for a period of 60 days after the date of discovery of such failure by an officer of the Administrator or on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Administrator by the Indenture Trustee or the Eligible Lender Trustee or (B) to the Administrator and to the Indenture Trustee and the Eligible Lender Trustee by Securityholders representing not less than 25% of the outstanding principal balance of the Securities; or

                  (c) an Insolvency Event occurs with respect to the Administrator; or

                  (d) any representation or warranty made by the Administrator hereunder or under any Related Agreement, or in any certificate furnished hereunder or under any Related Agreement, shall prove to be untrue or incomplete in any material respect;

then, and in each and every case, so long as the Administrator Default shall not have been remedied, (x) if any Notes remain Outstanding, then either the Indenture Trustee or Noteholders evidencing not less than 75% of the Outstanding Amount of the Notes, or (y) if the Notes have been paid in full, then either the Eligible Lender Trustee or Certificateholders evidencing not less than 75% of the Certificate Balance of the Outstanding Certificates by notice then given in writing to the Administrator (and to the Indenture Trustee and the Eligible Lender Trustee if given by the Noteholders and to the Eligible Lender Trustee if given by the Certificateholders), may terminate all the rights and obligations (other than the obligations set forth in Section 24 hereof) of the Administrator under this Agreement. On or after the receipt by the Administrator of such written notice, all authority and power of the Administrator under this Agreement, whether with respect to the Securities or the Trust Loans or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such successor Administrator as may be appointed under Section 13; and, without limitation, the Indenture Trustee (if any Notes remain Outstanding) and the Eligible Lender Trustee are hereby authorized and empowered to execute and deliver, for the benefit of the predecessor Administrator, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The predecessor Administrator shall cooperate with the successor Administrator, the Indenture Trustee (if any Notes remain Outstanding) and the Eligible Lender Trustee in effecting the termination of the responsibilities and rights of the predecessor Administrator under this Agreement. All reasonable costs and expenses (including attorneys' fees and expenses) incurred in connection with such transfer of responsibilities and amending this Agreement to reflect such succession as Administrator pursuant to this Section shall be paid by the predecessor Administrator upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of the occurrence of an Administrator Default, the Eligible Lender Trustee shall give notice thereof to the Rating Agencies.

                  13. APPOINTMENT OF SUCCESSOR. (a) Upon receipt by the Administrator of notice of termination pursuant to Section 12, or the resignation by the Administrator in accordance with the terms of this Agreement, the predecessor Administrator shall continue to perform its functions as Administrator, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until a successor Administrator has accepted and assumed the responsibilities of the Administrator and, in the case of resignation, until the later of (x) the date 120 days from the delivery to the Indenture Trustee (if any Notes remain Outstanding) and the Eligible Lender Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (y) the date upon which the predecessor Administrator shall become legally unable to act as Administrator as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of termination hereunder of the Administrator, the Issuer shall appoint a successor Administrator acceptable to the Indenture Trustee if any Notes remain Outstanding or acceptable to the Eligible Lender Trustee if the Notes have been paid in full, and the successor Administrator shall accept its appointment by a written assumption in form acceptable to the Indenture Trustee or the Eligible Lender Trustee, as the case may be. In the event that a successor Administrator has not been appointed at the time when the predecessor Administrator has ceased to act as Administrator in accordance with this Section, the Indenture Trustee or the Eligible Lender Trustee, as the case may be, without further action shall automatically be appointed the successor Administrator and the Indenture Trustee or the Eligible Lender Trustee, as the case may be, shall be entitled to the Administration Fee. Notwithstanding the above, the Indenture Trustee or the Eligible Lender Trustee, as the case may be, shall, if it shall be unwilling or legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, as the successor to the Administrator under this Agreement and the Administration Agreement, any established institution the regular business of which shall include the servicing of student loans.

                  (b) Upon appointment, the successor Administrator (including the Indenture Trustee or the Eligible Lender Trustee, as the case may be acting as successor Administrator) shall be the successor in all respects to the predecessor Administrator and shall be subject to all the responsibilities, duties and liabilities placed on the predecessor Administrator that arise thereafter or are related thereto and shall be entitled to an amount agreed to by such successor Administrator (which shall not exceed the Administration Fee unless such compensation arrangements will not result in a downgrading of the Notes or the Certificates by any Rating Agency) and all the rights granted to the predecessor Administrator by the terms and provisions of this Agreement.

                  (c) The Administrator shall be entitled to resign provided that such resignation will not result in a downgrading o the Notes or the Certificates by any Rating Agency and provided, further, that a qualified successor Administrator has been appointed and has assumed all the obligations of the Administrator in accordance with the terms of this Agreement and the Related Agreements. Notwithstanding the foregoing or anything to the contrary herein or in the Related Agreements, the Indenture Trustee or the Eligible Lender Trustee, as applicable, to the extent it is acting as successor Administrator pursuant hereto, shall be entitled to resign to the extent a qualified successor Administrator has been appointed and has assumed all the obligations of the Administrator in accordance with the terms of this Agreement and the Related Agreements.

                  14. NOTIFICATION TO SECURITYHOLDERS. Upon any termination of, or appointment of a successor to, the Administrator pursuant to Section 12 or 13 hereof, (a) if any Notes remain Outstanding, the Indenture Trustee shall give prompt written notice thereof to the Securityholders and the Rating Agencies or
(b) if the Notes have been paid in full, the Eligible Lender Trustee shall give prompt written notice thereof to the Certificateholders and the Rating Agencies.

                  15. WAIVER OF PAST DEFAULTS. The Noteholders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes may, on behalf of all Noteholders, waive in writing any default by the Administrator in the performance of its obligations hereunder and any consequences thereof, except a default in making any required deposits to or payments from any of the Trust Accounts (or giving instructions regarding the same) in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Administrator Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement to the extent provided in such waiver. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

                  16. NOTICES. Any notice, report or other communication given hereunder shall be in writing (or in the form of facsimile notice, followed by written notice) and addressed as follows:

         (a)      if to the Issuer, to

                           Nellie Mae Student Loan Trust 1999-A
                           c/o First Chicago Delaware Inc.
                           c/o FCC National Bank
                           300 King Street
                           Wilmington, Delaware 19801
                           Telephone:
                           Telecopy:

                           with a copy to the Eligible Lender Trustee at the Corporate Trust Office of the Eligible Lender Trustee

         (b)      if to the Eligible Lender Trustee, to

                           The First National Bank of Chicago
                           153 West 51st Street, 8th Floor
                           New York, New York  10019
                           Attention:  Corporate Trust Administration
                           Telephone:  (212) 373-1140
                           Telecopy:  (212) 373-1383

         (c)      If to the Administrator, to

                           Nellie Mae Education Loan Corporation
                           1240 Pawtucket Avenue
                           Rumford, Rhode Island 02916
                           Attention:  Secretary
                           Telephone:  (401) 438-4500
                           Telecopy:

                           with a copy to
                           Nellie Mae Corporation
                           50 Braintree Hill Park, Suite 300
                           Braintree, Massachusetts 02184
                           Attention:  General Counsel
                           Telephone:  (781) 849-2121
                           Telecopy:   (781) 380-3915

         (d)      if to the Indenture Trustee, to

                           State Street Bank and Trust Company
                           Attention:
                           Telephone:
                           Telecopy:


or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand-delivered to the address of such party as provided above.

                  17. AMENDMENTS. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Issuer, the Administrator and the Indenture Trustee, with the prior written consent of the Eligible Lender Trustee but without the consent of the Securityholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Securityholders; PROVIDED, HOWEVER, that such amendment will not, as evidenced by an Opinion of Counsel obtained on behalf of the Issuer and satisfactory to the Indenture Trustee and the Eligible Lender Trustee, materially and adversely affect the interest of any Securityholder. This Agreement may also be amended by the Issuer, the Administrator and the Indenture Trustee with the prior written consent of the Eligible Lender Trustee and the Noteholders of at least a majority in the Outstanding Amount of the Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of Noteholders; PROVIDED, HOWEVER, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments with respect to the Trust Loans or distributions that are required to be made for the benefit of the Noteholders or (ii) reduce the aforesaid percentage of the Noteholders which are required to consent to any such amendment, without the consent of all Outstanding Noteholders. Prior to the execution of any such amendment, the Administrator shall furnish written notification of the substance of such amendment to each of the Rating Agencies.

                  18. ASSIGNMENT. Notwithstanding anything to the contrary contained herein, except as provided in Section 13 or Section 25 of this Agreement concerning the resignation of the Administrator, this Agreement may not be assigned by the Administrator.

                  19. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  20. HEADINGS. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

                  21. COUNTERPARTS. This Agreement may be executed in counterparts, each of which when so executed shall together constitute but one and the same agreement.

                  22. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  23. NOT APPLICABLE TO NELLIE MAE EDUCATION LOAN CORPORATION IN OTHER CAPACITIES. Nothing in this Agreement shall affect any obligation Nellie Mae Education Loan Corporation may have in any other capacity under the Related Agreements.

                  24. LIABILITY OF ADMINISTRATOR; INDEMNITIES. The Administrator shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Administrator under this Agreement.

                  The Administrator shall indemnify, defend and hold harmless the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Master Servicer and the Securityholders and any of the officers, directors, employees and agents of the Issuer, the Eligible Lender Trustee, the Indenture Trustee and the Master Servicer from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such Person through, the negligence, willful misfeasance or bad faith of the Administrator in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties hereunder or thereunder.

                  The Administrator shall pay reasonable compensation to the Indenture Trustee and shall reimburse the Indenture Trustee for all reasonable expenses, disbursements and advances, and indemnify, defend and hold harmless the Indenture Trustee and its officers, directors, employees and agents from and against all costs, expenses, losses, claims, damages and liabilities, to the extent and in the manner provided in, and subject to the limitations of, Section
6.07 of the Indenture.

                  For purposes of this Section, in the event of the termination of the rights and obligations of the Administrator (or any successor thereto pursuant to Section 25) as Administrator pursuant to Section 12 or a resignation by such Administrator pursuant to this Agreement, such Administrator shall be deemed to be the Administrator pending appointment of a successor Administrator pursuant to Section 13.

                  Indemnification under this Section shall survive the resignation or removal of the Eligible Lender Trustee or the Indenture Trustee or the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Administrator shall have made any indemnity payments pursuant to this Agreement and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Administrator, without interest.

                  25. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, ADMINISTRATOR. Any Person (a) into which the Administrator may be merged or consolidated, (b) which may result from any merger or consolidation to which the Administrator shall be a party or (c) which may succeed to the properties and assets of the Administrator substantially as a whole, shall be the successor to the Administrator without the execution or filing of any document or any further act by any of the parties to this Agreement; PROVIDED, HOWEVER, that the Administrator hereby covenants that it will not consummate any of the foregoing transactions except upon satisfaction of the following: (i) the surviving Administrator, if other than Nellie Mae Education Loan Corporation, executes an agreement of assumption to perform every obligation of the Administrator under this Agreement, (ii) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 1 shall have been breached and no Administrator Default, and no event that, after notice or lapse of time or both would become an Administrator Default, shall have occurred and be continuing, (iii) the Administrator shall have delivered to the Eligible Lender Trustee and the Indenture Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and that the Rating Agency Condition shall have been satisfied with respect to such transaction, (iv) the surviving Administrator shall have a consolidated net worth at least equal to that of the predecessor Administrator, (v) such transaction will not result in a material adverse federal or state tax consequence to the Issuer or the Securityholders, and (vi) unless Nellie Mae Education Loan Corporation is the surviving entity, the Administrator shall have delivered to the Eligible Lender Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Eligible Lender Trustee and the Indenture Trustee, respectively, in the Trust Loans and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests.

                  26. LIMITATION ON LIABILITY OF ADMINISTRATOR AND OTHERS. Neither the Administrator nor any of its directors, officers, employees or agents shall be under any liability to the Issuer, the Securityholders, the Indenture Trustee and the Eligible Lender Trustee, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect the Administrator or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of obligations and its duties under this Agreement. The Administrator and any of its directors, officers, employees or agents may rely in good faith on the advice of counsel or on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising hereunder.

                  Except as provided in this Agreement, the Administrator shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to administer the Trust Loans and the Trust in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; PROVIDED, HOWEVER, that the Administrator may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the other Basic Documents and the rights and duties of the parties to this Agreement and the Related Agreements, the interests of the Noteholders under the Indenture and the interests of the Certificateholders under the Trust Agreement.

                  27. NELLIE MAE EDUCATION LOAN CORPORATION NOT TO RESIGN AS ADMINISTRATOR. Subject to the provisions of Section 25 of this Agreement, Nellie Mae Education Loan

Corporation shall not resign from the obligations and duties imposed on it as Administrator under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law or shall violate any final order of a court or administrative agency with jurisdiction over Nellie Mae Education Loan Corporation or its properties. Notice of any such determination permitting the resignation of Nellie Mae Education Loan Corporation shall be communicated to the Eligible Lender Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Eligible Lender Trustee and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a successor Administrator shall have assumed the responsibilities and obligations of Nellie Mae Education Loan Corporation in accordance with Section 13.

                  28. LIMITATION OF LIABILITY OF ELIGIBLE LENDER TRUSTEE AND INDENTURE TRUSTEE. (a) Notwithstanding anything contained herein to the contrary, this instrument has been countersigned by The First National Bank of Chicago not in its individual capacity but solely in its capacity as Eligible Lender Trustee of the Issuer and in no event shall The First National Bank of Chicago in its individual capacity or any Owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer thereunder, the Eligible Lender Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

                  (b) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by State Street Bank and Trust Company not in its individual capacity but solely as Indenture Trustee and in no event shall State Street Bank and Trust Company have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

                  29. NOTICE OF TERMINATION OF TRUST. As described in Article IX of the Trust Agreement, notice of any termination of the Trust shall be given by the Administrator to the Eligible Lender Trustee and the Indenture Trustee as soon as practicable after the Administrator has received notice thereof.

                  30. THIRD-PARTY BENEFICIARY. The Eligible Lender Trustee is a third-party beneficiary to this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

                  31. CONSENTS. With respect to any action to be taken hereunder that requires the consent of a party hereto or of the Eligible Lender Trustee, such consent shall not be unreasonably withheld, delayed or conditioned.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                             NELLIE MAE STUDENT LOAN TRUST 1999-A

                             By:      THE FIRST NATIONAL BANK OF
                                      CHICAGO, not in its individual capacity
                                      but solely as Eligible Lender Trustee


                                      By:____________________________________
                                          Name:
                                          Title:



                             STATE STREET BANK AND TRUST
                             COMPANY, not in its individual
                             capacity but solely as Indenture Trustee


                             By:____________________________________________
                                  Name:
                                  Title:



                             NELLIE MAE EDUCATION LOAN CORPORATION,
                             as Administrator


                             By:___________________________________________
                                  Name:
                                  Title:

                                                                EXHIBIT A TO THE
                                                        ADMINISTRATION AGREEMENT



                                POWER OF ATTORNEY

STATE OF NEW YORK                  )
                                   )        ss.:
COUNTY OF NEW YORK                 )

         KNOW ALL MEN BY THESE PRESENTS, that THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, not in its individual capacity but solely as eligible lender trustee ("ELIGIBLE LENDER TRUSTEE") for the Nellie Mae Student Loan Trust 1999-A (the "TRUST"), does hereby make, constitute and appoint Nellie Mae Education Loan Corporation, as Administrator under the Administration Agreement (as defined below), and its agents and attorneys, as Agents and Attorneys-in-Fact to execute on behalf of Eligible Lender Trustee or the Trust all such documents, reports, filings, instruments, certificates and opinions as it should be the duty of Eligible Lender Trustee or the Trust to prepare, file or deliver pursuant to the Related Documents (as defined in the Administration Agreement) or pursuant to Section 5.04 of the Trust Agreement (as defined in the Administration Agreement), including without limitation, to appear for and represent Eligible Lender Trustee and the Trust in connection with the preparation, filing and audit of any federal, state and local tax returns pertaining to the Trust, and with full power to perform any and all acts associated with such returns and audits that the Eligible Lender Trustee could perform, including without limitation, the right to distribute and receive confidential information, defend and assert positions in response to audits, initiate and defend litigation, and to execute waivers of restriction on assessments of deficiencies, consents to the extension of any statutory or regulatory time limit, and settlements. For the purpose of this Power of Attorney, the term "Administration Agreement" means the Administration Agreement dated as of [________] 1, 1999, among the Trust, Nellie Mae Education Loan Corporation, as Administrator, and State Street Bank and Trust Company, as Indenture Trustee, as such may be amended from time to time.

         All powers of attorney for this purpose heretofore filed or executed by Eligible Lender Trustee are hereby revoked.

         EXECUTED as of the first day of [________], 1999.

                                      THE FIRST NATIONAL BANK OF
                                      CHICAGO, not in its individual capacity
                                      but solely as Eligible Lender
                                      Trustee



                                      By:____________________________________
                                           Name:
                                           Title:


STATE OF NEW YORK                  )
                                   )        ss.:
COUNTY OF NEW YORK                 )

         Before me, the undersigned authority, on this day personally appeared [ ] known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that such person signed the same for the purposes and considerations therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this [ ] day of [________],
1999.


                                      -------------------------
                                      Notary Public in and for the
                                      State of New York


                                      -------------------------
                                      Printed Name of Notary Public

                                      Commission Expires________

                                                                       EXHIBIT B
                                                                          TO THE
                                                        ADMINISTRATION AGREEMENT

Form of Securityholders' Statement pursuant to Section 2(g) of Administration Agreement.

Capitalized terms used herein are defined in Appendix A thereto. It should be noted, however, that while all the information listed below shall be included in each Securityholders' Statement, the presentation thereof may vary from that given below.

Quarterly Payment Date:

(i)      Amount of principal being paid or distributed:


              Class A-1            __________*              ($_______* per $1,000
                                                            original principal amount
                                                            of the Class A-1 Notes)

              Class A-2            __________*              ($_______* per $1,000
                                                            original principal amount
                                                            of the Class A-2 Notes)

              Certificate          __________*              ($_______* per $1,000
                                                            original Certificate
                                                            Balance of the
                                                            Certificates)




---------
* Portion of each such amount attributable to Reserve Account Excess: _________.

(ii)     Amount of interest being paid or distributed:


              Class A-1            __________               ($_______ per $1,000
                                                            original principal amount
                                                            of the Class A-1 Notes)

              Class A-2            __________               ($_______ per $1,000
                                                            original principal amount
                                                            of the Class A-2 Notes)

              Certificates         __________               ($_______ per $1,000
                                                            original Certificate
                                                            Balance of the
                                                            Certificates



(iii) Amount of Noteholders' Interest Basis Carryover being paid or distributed (if any) and amount remaining (if any):

         (a) Distributed:__________ ($_______ per $1,000 original principal amount of Notes)

         (b)      Balance:______________ ($_______ per $1,000 original)
                  principal amount of Notes)

(iv) Amount of Certificateholders' Return Carryover being paid or distributed (if any) and amount remaining (if any):

         (a)      Distributed:__________ ($_______ per $1,000 original
                  Certificate Balance of the Certificates)

         (b)      Balance:______________ ($_______ per $1,000 original
                  Certificate Balance of the Certificates)

(v)      Pool Balance at end of related Collection Period: __________

(vi)     After giving effect to distributions on this Quarterly Payment Date:

         (a)      (i) outstanding principal amount of Class A-1 Notes:__________

                  (ii) Class A-1 Note Pool Factor:__________

         (b)      (i) outstanding principal amount of Class A-2 Notes:__________

                  (ii) Class A-2 Note Pool Factor:__________

         (c)      (i) Certificate Balance of the Outstanding
                  Certificates:__________

                  (ii) Certificate Pool Factor:__________

(vii)    Applicable Interest Rate:

                  In general:

                  (a) Three-Month LIBOR for the LIBOR Reset Period since the previous Quarterly Payment Date was _____%; and

                  (b) the Adjusted Student Loan Rate for such Quarterly Interest Period was _____%.



Class A-1 Note Rate:_____%                           (based on [Note LIBOR Rate] [Adjusted Student Loan Rate])

Class A-2 Note Rate:_____%                           (based on [Note LIBOR Rate] [Adjusted Student Loan Rate])

Certificate Rate: _____%                             (based on [Certificate LIBOR Rate] [Adjusted Student Loan
                                                     Rate])



(viii) Amount of Servicing Fee for related Collection Period : _________ ($___ per $1,000 original principal amount of Notes or Certificates, as applicable):

(ix) Amount of Administration Fee for related Collection Period:__________ ($_______ per $1,000 original principal amount of Notes or Certificates, as applicable)

(x) Aggregate amount of Realized Losses (if any) for the related Collection Period:__________

(xi) Trust Loans delinquent at end of related Collection Period: __________; number of delinquent loans: ________; aggregate unpaid principal balance of delinquent loans: ___________________

(xii) Withdrawal from Reserve Account on related Quarterly Payment Date (other than Reserve Account Excess) and on any Monthly Payment Date since the preceding Quarterly Payment Date (list each withdrawal separately): _______________ [purpose of each withdrawal]

         Reserve  Account Excess on related Quarterly Payment Date: ________

         Principal balance of Notes to be paid to reach Parity Date: ___________

(xiii)   Amount in the Reserve Account:__________

(xiv) Serial Loans: _______ loans with aggregate principal balances of _______ (portion represented by Purchase Premium Amounts ) were purchased during the related Collection Period.

(xv) Trust Loans in the following categories as of the end of the related Collection Period:

                                    Principal
                                     Balance
                                     -------

STATUS TYPE:
------------
In-School

Grace

Repayment

Forbearance

Deferment

DELINQUENCIES:
--------------
30-60 Days

61-90 Days

91-120 Days

More than 120 Days Delinquent

Claims Filed Awaiting Payment

LOAN TYPE:
----------
Stafford Loans

Unsubsidized Stafford Loans

SLS Loans

PLUS Loans

Consolidation Loans

: